EXHIBIT 11(a)



                      CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Reports" in this Registration Statement (Form N-1A No. 2-94935) of Cortland Trust, Inc.

We also consent to the use of our report dated May 8, 1995 and to the references to our firm under the captions "Financial Highlights" and "Reports" included in the Registration Statement of Cortland Trust, Inc. effective August 1, 1995 which is incorporated by reference in this Registration Statement.



                                   /s/Ernst & Young LLP
                                   ERNST & YOUNG LLP




New York, New York
November 1, 1995